Exhibit 99.1

NEWS RELEASE

TO BUSINESS EDITOR:

PEOPLES FINANCIAL SERVICES CORP. Reports First Quarter 2020 Earnings

Scranton, PA, April  24, 2020/PRNEWSWIRE/ – Peoples Financial Services Corp. (“Peoples”) (NASDAQ: PFIS), the bank holding company for Peoples Security Bank and Trust Company, today reported unaudited financial results at and for the three months ended March 31, 2020.  Peoples reported net income of $5.3 million, or $0.72 per share for the three months ended March 31, 2020,  a  decline of 17.6% when compared to $6.4 million, or $0.87 per share for the comparable period of 2019.  Pre-provision net interest income increased $1.3 million when compared to the year ago period, the result of average earning asset growth of $166.7 million.  Noninterest income increased $0.1 million when comparing the three months ended March 31, 2020 to the same period in 2019 and noninterest expenses increased $0.2 million due primarily to continued investment in our market expansion.  The decrease in earnings for the three months ended March 31, 2020 was primarily due to an increase in our provision for loan losses of $2.4 million.  The increase in the provision resulted from the application of our allowance for loan losses methodology, and changes in qualitative factors relating to the adverse impact of the COVID-19 crisis on economic conditions.

In addition to evaluating its results of operations in accordance with GAAP, Peoples routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and core net income ratios. The reported results included in this release contain items, which Peoples considers non-core, namely gains and losses incurred within the investment securities portfolio and gains on the sale of other business lines. Peoples believes the reported non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Peoples uses may differ from the non-GAAP financial measures of other financial institutions.

Core net income, which we have defined to exclude losses or gains on investment securities and gains from other nonrecurring sources, for the three months ended March 31, totaled $5.2 million and $6.4 million in 2020 and 2019, respectively. Core net income per share for the three months ended March 31, 2020 was $0.70, a decrease from $0.87 for the same period in 2019.   The results in 2020 exclude a $267 thousand gain realized from the sale of a pool of low-yielding available-for-sale municipal bonds partially offset by a pre-tax loss in the value of our equity securities portfolio of $123 thousand. The 2019 results for the three months ended March 31 exclude  a $1 thousand gain in the value of our equity securities portfolio.

   NOTABLES

•	Loans, net growth of $84.9 million or 17.6% annualized for the three months ended March 31, 2020.
•	Deposits grew $38.5 million or 7.9% annualized for the three months ended March 31, 2020.
•	Tangible book value per share improved to $32.86 at March 31, 2020 from $31.68 at December 31, 2019, and from $29.61 at March 31, 2019.
•	Tax-equivalent net interest income increased $1.2 million or 6.3% to $19.9 million for the three months ended March 31, 2020 compared to $18.7 million for the same period in 2019.
•

Provision for loan losses increased $2.4 million or 233.3% to $3.5 million for the three months ended March 31, 2020 from $1.1 million during the year ago period.  The increase is due to a higher qualitative factor related to economic decline resulting from the adverse impact of COVID-19, and, to a lesser extent, the growth of our loan portfolio.

•	Opened a new community banking branch in Doylestown, Bucks County, Pennsylvania on March 9, 2020.

 INCOME STATEMENT REVIEW

Calculated on a fully taxable equivalent basis (“FTE”), our tax-equivalent net interest margin for the three months ended March 31  was 3.50% in 2020, compared to 3.58% in 2019. The tax-equivalent yield on earning assets decreased 19 basis points to 4.25% during the three months ended March 31, 2020 from 4.44% during the three months ended

March 31, 2019.  The decrease in yield is primarily due to decreases in market rates as the Federal Open Market Committee (‘FOMC’) cut the federal funds rate three times during the second half of 2019 in response to concerns of slowing economic growth, which affected new originations and refinancing activity, as well as existing adjustable rate loans. During the same period, we experienced lower interest-bearing liability costs due to the decrease in short-term market rates. Our cost of funds, which represents our average rate paid on total interest-bearing liabilities, decreased 13 basis points to 1.01% for the three months ended March 31, 2020 when compared to 1.14% for the three months ended March 31, 2019. In response to the COVID-19 global pandemic and the resulting economic slowdown, the FOMC took aggressive steps to fight a recession by cutting the federal funds rate 100 basis points to a target range of 0.00% to 0.25% during an emergency meeting March 15.  This followed an emergency 50 basis points cut in the funds rate March 3. We expect asset yields and funding costs to continue to reprice lower resulting in further net interest margin compression.

For the quarter ended March 31, the provision for loan losses was $3.5 million in 2020, an increase of $2.4 million from  $1.1 million in 2019 due to national and regional economic decline that will have an adverse impact on both consumer and commercial borrowers.

For the three months ended March 31, noninterest income totaled $3.6 million in 2020, a 3.9% increase from $3.4 million in 2019. The largest increases were related to fee income from commercial loan interest rate swap transactions which was higher by $0.2 million and net gains generated from the available-for-sale investment securities portfolio of $0.1 million.  Smaller increases were recognized from revenue generated from wealth management services and life insurance investment income which were offset by decreases in merchant services, fiduciary activities and mortgage banking.

Noninterest expense increased $0.2 million or 1.2% to $13.7 million for the three months ended March 31, 2020, from $13.5 million for the three months ended March 31, 2019. Salaries and employee benefits increased $0.3 million or 3.4% due to annual merit increases and continued investment in our expansion with the opening of two new branches since the year ago period. The opening of the two new branches also contributed to the $0.1 million or 4.0% increase in occupancy and equipment expenses when comparing the three months ending March 31, 2020 and 2019.  Other noninterest expense was lower in the current period by $0.2 million primarily due to an FDIC small bank assessment credit recognized.

 BALANCE SHEET REVIEW

At March 31, 2020, total assets, loans and deposits were $2.5 billion, $2.0 billion and $2.0 billion, respectively. Loans, net increased $84.9 million or 17.6% annualized from December 31, 2019.  The growth in loans was primarily from commercial real estate and commercial and industrial loans.  Total deposits increased  $38.5 million or 7.9% annualized from December 31, 2019 due in part to the addition of $54.4 million of brokered deposits which more than offset the seasonal outflow of retail and public funds deposits. Non-interest bearing deposits increased $4.0 million or 3.5% annualized while interest-bearing deposits increased $34.5 million or 9.2% annualized during the three months ended March 31, 2020.  Total investments were $310.7 million at March 31, 2020, including $302.9 million securities classified as available-for-sale and $7.5 million classified as held-to-maturity.

Stockholders’ equity equaled $306.1 million or $41.68 per share at March 31, 2020, and $299.0 million or $40.47 per share at December 31, 2019. Tangible stockholders’ equity improved to $32.86 per share at March 31, 2020, from $31.68 per share at December 31, 2019. Dividends declared for the three months ended March 31, 2020 amounted to $0.36 per share, a 5.9% increase from 2019, representing a dividend payout ratio of 50.0%.

ASSET QUALITY REVIEW

Nonperforming assets were $12.1 million or 0.60% of loans, net and foreclosed assets at March 31, 2020, compared to $10.5 million or 0.54% of loans, net and foreclosed assets at December 31, 2019.  The Company’s allowance for loan losses increased $3.0 million or 13.3% in the first quarter of 2020, due largely to the adjustment of qualitative factors in our allowance for loan losses methodology, which reflect current economic decline and expectation of increased credit losses due to COVID-19’s adverse impact on economic and business operating conditions. The allowance for loan losses equaled $25.7 million or 1.27% of loans, net at March 31, 2020 compared to $22.7 million or 1.17% of loans, net, at December 31, 2019.  Loans charged-off, net of recoveries, for the three months ended March 31, 2020, equaled $0.5 million or 0.10% of average loans, compared to $0.3 million or 0.07% of average loans for the comparable period last year.

COVID-19 PANDEMIC

        On March 11, 2020, the World Health Organization declared a coronavirus, identified as COVID-19, a global pandemic.   In the United States, the rapid spread of the COVID-19 virus invoked various Federal and State Authorities to make emergency declarations and issue executive orders to limit the spread of the disease. Measures included restrictions on travel, limitations on public gatherings, implementation of social distancing protocols, school closings, orders to shelter in place and mandates to close all non-essential businesses to the public. Concerns about the spread of the disease and its anticipated negative impact on economic activity, severely disrupted domestic financial markets prompting the Federal Reserve System’s FOMC to aggressively cut the target Federal Funds rate to a range of 0% to 0.25%, including a 50 basis point reduction in the target federal funds rate on March 3, 2020 and an additional 100 basis point reduction on March 15, 2020. In addition, the Federal Reserve rolled out various market support programs to ease the stress on financial markets.

        As the COVID-19 events unfolded throughout the first quarter of 2020, the Company implemented its pandemic plan and executed various strategies and protocols intended to protect its employees, maintain services for customers, assure the functional continuity of the Company’s operating systems, controls and processes, and mitigate financial risks posed by changing market conditions. The Company imposed business travel restrictions, implemented quarantine and work from home protocols and physically separated, to the extent possible, the critical operations site workforce that are unable to work remotely. To limit the risk of virus spread, the Company implemented drive-thru only and by appointment operating protocols for its bank branch network. The Company also maintained active communications with its primary regulatory agencies and critical vendors in an effort to assure that all mission-critical activities and functions would be performed in line with regulatory expectations and the Company’s service standards.

        Our Asset Liability Management Committee held an interim meeting in early April to review our capital adequacy and liquidity contingency funding plan due to the high degree of uncertainty around the magnitude and duration of the economic impact of the COVID-19 pandemic. The Company’s capital planning and capital management activities, coupled with its historically strong earnings performance and prudent dividend practices, have allowed us to build strong capital reserves. At March 31, 2020, all of the Company’s regulatory capital ratios significantly exceeded all well-capitalized standards.

         In addition, management believes the Company’s liquidity position is strong. At March 31, 2020, the Company’s cash and due from banks balances were $35.3 million and we maintained $188.5 million of availability at the Federal Reserve Bank’s discount window. The Company also maintains an available-for-sale investment securities portfolio, comprised primarily of highly liquid U.S. Treasury and U.S. agency securities, highly-rated municipal securities and U.S. agency-backed mortgage backed securities. This portfolio serves as a ready source of liquidity and capital. At March 31, 2020, the Company’s available-for-sale investment securities portfolio totaled $302.9 million, $236.5 million of which were unencumbered. Net unrealized gains on the portfolio were $9.2 million. The Bank’s unused borrowing capacity at the Federal Home Loan Bank of Pittsburgh at March 31, 2020 was $422.7 million. The Company has also participated in the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), Paycheck Protection Program, a $350 billion specialized low-interest loan program funded by the U.S. Treasury Department and administered by the U.S. Small Business Administration. The Paycheck Protection Program (“PPP”) provides borrower guarantees for lenders, as well as loan forgiveness incentives for borrowers that utilize the loan proceeds to cover employee compensation-related business operating costs. Through April 16, 2020, the Company has approved 836 PPP loans totaling $177.9 million. The Company anticipates high levels of customer utilization of the PPP loan program, and intends to utilize the Federal Reserve’s Paycheck Protection Program Liquidity Facility (“PPPLF”) to meet the funding requirements of its borrowers.

         From a credit risk and lending perspective, the Company has taken actions to identify and assess its COVID-19 related credit exposures based on asset class and borrower type. With respect to the Company’s lending activities, the Company implemented a customer payment deferral program to assist both consumer and business borrowers that may be experiencing financial hardship due to COVID-19 related challenges. Through April 20, 2020, the Company granted payment deferral requests for up to four months to 180 business relationships and for up to six months to 320 consumer borrowers, representing $288.1 million of the Company’s loan balances. Loans in deferment status will continue to accrue interest during the deferment period unless otherwise classified as nonperforming.

         The COVID-19 crisis is expected to continue to impact the Company’s financial results, as well as demand for its products and services during the second quarter of 2020 and potentially beyond. The short and long-term implications of the COVID-19 crisis, and related monetary and fiscal stimulus measures, on our future revenues, earnings results, allowance for loan losses, capital reserves, and liquidity are unknown at this time.

About Peoples:

Peoples Financial Services Corp. is the parent company of Peoples Security Bank and Trust Company, a community bank serving Bucks, Lackawanna, Lebanon, Lehigh, Luzerne, Monroe, Montgomery, Northampton, Schuylkill, Susquehanna, Wayne and Wyoming Counties in Pennsylvania and Broome County in New York through 29 offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Peoples’ business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies.

SOURCE: Peoples Financial Services Corp.
/Contact:	MEDIA/INVESTORS, Marie L. Luciani, Investor Relations Officer, 570.346.7741 or marie.luciani@psbt.com
Co:	Peoples Financial Services Corp.
St:	Pennsylvania
In:	Fin

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Peoples Financial Services Corp., Peoples Security Bank and Trust Company, and its subsidiaries (collectively, “Peoples”) that are considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Peoples claims the protection of the statutory safe harbors for forward-looking statements.

Peoples cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; the unfolding COVID-19 crisis and the governmental responses to the crisis: credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; our ability to identify and address cyber-security risks and other economic, competitive, governmental, regulatory and technological factors affecting Peoples’ operations, pricing, products and services and other factors that may be described in Peoples’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations, present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Peoples following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

 The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Peoples assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Peoples Financial Services Corp.

Five Quarter Trend

(In thousands, except share and per share data)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
	2020	2019	2019	2019	2019
Key performance data:
Per share data:
Net income	$0.72	$0.68	$0.97	$0.96	$0.87
Core net income (1)	$0.70	$0.67	$0.97	$0.96	$0.87
Cash dividends declared	$0.36	$0.35	$0.34	$0.34	$0.34
Book value	$41.68	$40.47	$40.08	$39.41	$38.46
Tangible book value (1)	$32.86	$31.68	$31.27	$30.58	$29.61
Market value:
High	$50.10	$53.43	$48.38	$45.41	$46.74
Low	$35.60	$44.46	$42.90	$42.00	$40.34
Closing	$39.74	$50.35	$45.29	$44.99	$45.24
Market capitalization	$291,820	$372,010	$334,637	$332,885	$334,733
Common shares outstanding	7,343,240	7,388,480	7,388,759	7,399,078	7,399,054
Selected ratios:
Return on average stockholders’ equity	7.05%	6.69%	9.65%	9.98%	9.26%
Core return on average stockholders’ equity (1)	6.90%	6.55%	9.63%	9.97%	9.26%
Return on average tangible stockholders’ equity	8.99%	8.55%	12.40%	12.93%	12.08%
Core return on average tangible stockholders’ equity (1)	8.79%	8.38%	12.38%	12.91%	12.08%
Return on average assets	0.86%	0.83%	1.21%	1.24%	1.13%
Core return on average assets (1)	0.84%	0.81%	1.21%	1.24%	1.13%
Stockholders’ equity to total assets	12.03%	12.08%	12.48%	12.55%	12.28%
Efficiency ratio (2)	57.88%	57.63%	59.65%	61.15%	60.03%
Nonperforming assets to loans, net, and foreclosed assets	0.60%	0.54%	0.61%	0.68%	0.76%
Net charge-offs to average loans, net	0.10%	0.78%	0.05%	0.11%	0.07%
Allowance for loan losses to loans, net	1.27%	1.17%	1.19%	1.18%	1.20%
Interest-bearing assets yield (FTE) (3)	4.25%	4.30%	4.42%	4.49%	4.44%
Cost of funds	1.01%	1.06%	1.10%	1.17%	1.14%
Net interest spread (FTE) (3)	3.24%	3.24%	3.32%	3.32%	3.30%
Net interest margin (FTE) (3)	3.50%	3.52%	3.61%	3.62%	3.58%
(1)	See Reconciliation of Non-GAAP financial measures.
(2)

Total noninterest expense less amortization of intangible assets divided by tax-equivalent net interest income and noninterest income less net gains(losses) on investment securities available-for-sale.

(3)	Tax-equivalent adjustments were calculated using the federal statutory tax rate prevailing during the indicated periods of 21%.

Peoples Financial Services Corp.

Consolidated Statements of Income

(In thousands, except per share data)

	Mar 31	Mar 31
Three Months Ended	2020	2019
Interest income:
Interest and fees on loans:
Taxable	$20,917	$20,103
Tax-exempt	1,031	1,099
Interest and dividends on investment securities:
Taxable	1,548	1,010
Tax-exempt	299	562
Dividends	23	19
Interest on interest-bearing deposits in other banks	24	8
Total interest income	23,842	22,801
Interest expense:
Interest on deposits	3,503	3,411
Interest on short-term borrowings	573	813
Interest on long-term debt	205	280
Total interest expense	4,281	4,504
Net interest income	19,561	18,297
Provision for loan losses	3,500	1,050
Net interest income after provision for loan losses	16,061	17,247
Noninterest income:
Service charges, fees, commissions	2,075	1,999
Merchant services income	114	198
Commissions and fees on fiduciary activities	506	507
Wealth management income	387	377
Mortgage banking income	137	148
Bank owned life insurance income	187	186
Net (loss) gain on investment securities	(123)	1
Net gain on sale of investment securities available-for-sale	267
Total noninterest income	3,550	3,416
Noninterest expense:
Salaries and employee benefits expense	7,856	7,595
Net occupancy and equipment expense	3,079	2,961
Amortization of intangible assets	154	192
Other expenses	2,562	2,742
Total noninterest expense	13,651	13,490
Income before income taxes	5,960	7,173
Provision for income tax expense	679	761
Net income	$5,281	$6,412
Other comprehensive income:
Unrealized gain on investment securities available-for-sale	$7,629	$2,439
Reclassification adjustment for gains included in net income	(267)
Change in derivative fair value	1,036	63
Income tax related to other comprehensive income	1,765	525
Other comprehensive income, net of income taxes	6,633	1,977
Comprehensive income	$11,914	$8,389
Per share data:
Net income	$0.72	$0.87
Cash dividends declared	$0.36	$0.34
Average common shares outstanding	7,379,438	7,399,054

Peoples Financial Services Corp.

Consolidated Statements of Income

(In thousands, except per share data)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
Three months ended	2020	2019	2019	2019	2019
Interest income:
Interest and fees on loans:
Taxable	$20,917	$20,804	$20,940	$20,641	$20,103
Tax-exempt	1,031	1,035	1,066	1,109	1,099
Interest and dividends on investment securities available-for-sale:
Taxable	1,548	1,308	1,092	1,025	1,010
Tax-exempt	299	385	411	520	562
Dividends	23	24	19	22	19
Interest on interest-bearing deposits in other banks	24	15	27	15	8
Interest on federal funds sold		45	77
Total interest income	23,842	23,616	23,632	23,332	22,801
Interest expense:
Interest on deposits	3,503	3,905	3,966	3,713	3,411
Interest on short-term borrowings	573	151	83	595	813
Interest on long-term debt	205	308	347	296	280
Total interest expense	4,281	4,364	4,396	4,604	4,504
Net interest income	19,561	19,252	19,236	18,728	18,297
Provision for loan losses	3,500	4,000	700	350	1,050
Net interest income after provision for loan losses	16,061	15,252	18,536	18,378	17,247
Noninterest income:
Service charges, fees, commissions	2,075	2,376	2,161	2,490	1,999
Merchant services income	114	136	182	457	198
Commissions and fees on fiduciary activities	506	519	569	492	507
Wealth management income	387	382	395	370	377
Mortgage banking income	137	143	172	137	148
Bank owned life insurance income	187	188	189	192	186
Net (loss) gain on investment securities	(123)	126	14	(9)	1
Net gain on sale of investment securities available-for-sale	267			23
Total noninterest income	3,550	3,870	3,682	4,152	3,416
Noninterest expense:
Salaries and employee benefits expense	7,856	7,686	8,056	8,037	7,595
Net occupancy and equipment expense	3,079	3,104	2,997	2,849	2,961
Amortization of intangible assets	154	173	183	182	192
Other expenses	2,562	2,681	2,843	3,361	2,742
Total noninterest expense	13,651	13,644	14,079	14,429	13,490
Income before income taxes	5,960	5,478	8,139	8,101	7,173
Income tax expense	679	446	991	957	761
Net income	$5,281	$5,032	$7,148	$7,144	$6,412
Other comprehensive income:
Unrealized gain (loss) on investment securities available-for-sale	$7,629	$(102)	$161	$2,611	$2,439
Reclassification adjustment for gains included in net income	(267)			(23)
Change in pension liability		639
Change in derivative fair value	1,036	(218)	153	443	63
Income tax related to other comprehensive income	1,765	67	66	637	525
Other comprehensive income, net of income taxes	6,633	252	248	2,394	1,977
Comprehensive income	$11,914	$5,284	$7,396	$9,538	$8,389
Per share data:
Net income	$0.72	$0.68	$0.97	$0.96	$0.87
Cash dividends declared	$0.36	$0.35	$0.34	$0.34	$0.34
Average common shares outstanding	7,379,438	7,388,488	7,394,992	7,399,302	7,399,054

Peoples Financial Services Corp.

Details of Net Interest and Net Interest Margin

(In thousands, fully taxable equivalent basis)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
Three months ended	2020	2019	2019	2019	2019
Net interest income:
Interest income
Loans, net:
Taxable	$20,917	$20,804	$20,940	$20,641	$20,103
Tax-exempt	1,305	1,311	1,348	1,404	1,391
Total loans, net	22,222	22,115	22,288	22,045	21,494
Investments:
Taxable	1,571	1,332	1,111	1,047	1,029
Tax-exempt	378	487	520	659	711
Total investments	1,949	1,819	1,631	1,706	1,740
Interest on interest-bearing balances in other banks	24	15	27	15	8
Federal funds sold		45	77
Total interest income	24,195	23,994	24,023	23,766	23,242
Interest expense:
Deposits	3,503	3,905	3,966	3,713	3,411
Short-term borrowings	573	151	83	595	813
Long-term debt	205	308	347	296	280
Total interest expense	4,281	4,364	4,396	4,604	4,504
Net interest income	$19,914	$19,630	$19,627	$19,162	$18,738
Loans, net:
Taxable	4.60%	4.67%	4.80%	4.85%	4.79%
Tax-exempt	3.88%	3.88%	3.94%	3.96%	3.91%
Total loans, net	4.55%	4.62%	4.74%	4.78%	4.72%
Investments:
Taxable	2.36%	2.29%	2.20%	2.21%	2.25%
Tax-exempt	3.10%	2.88%	2.93%	3.20%	3.17%
Total investments	2.48%	2.42%	2.39%	2.51%	2.55%
Interest-bearing balances with banks	1.17%	1.12%	2.14%	2.67%	3.16%
Federal funds sold		1.85%	2.14%
Total interest-bearing assets	4.25%	4.30%	4.42%	4.49%	4.44%
Interest expense:
Deposits	0.92%	1.00%	1.03%	1.03%	0.96%
Short-term borrowings	1.62%	2.00%	2.62%	2.69%	2.70%
Long-term debt	2.54%	2.52%	2.61%	2.83%	3.02%
Total interest-bearing liabilities	1.01%	1.06%	1.10%	1.17%	1.14%
Net interest spread	3.24%	3.24%	3.32%	3.32%	3.30%
Net interest margin	3.50%	3.52%	3.61%	3.62%	3.58%

Peoples Financial Services Corp.

Consolidated Balance Sheets

(In thousands)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
At period end	2020	2019	2019	2019	2019
Assets:
Cash and due from banks	$22,181	$26,943	$35,908	$26,615	$24,364
Interest-bearing balances in other banks	13,146	4,210	5,275	3,347	1,688
Federal funds sold			10,100
Investment securities:
Available-for-sale	302,884	330,478	268,823	261,665	270,384
Equity investments carried at fair value	299	423	297	283	292
Held-to-maturity	7,520	7,656	7,808	7,969	8,162
Loans held for sale	270	986	1,390	831
Loans, net	2,023,155	1,938,240	1,881,090	1,858,799	1,849,602
Less: allowance for loan losses	25,686	22,677	22,392	21,930	22,105
Net loans	1,997,469	1,915,563	1,858,698	1,836,869	1,827,497
Premises and equipment, net	48,619	47,932	47,437	46,468	44,728
Accrued interest receivable	7,283	6,981	6,655	7,303	7,211
Goodwill	63,370	63,370	63,370	63,370	63,370
Other intangible assets, net	1,411	1,565	1,738	1,921	2,104
Other assets	79,320	69,220	65,200	67,625	68,144
Total assets	$2,543,772	$2,475,327	$2,372,699	$2,324,266	$2,317,944
Liabilities:
Deposits:
Noninterest-bearing	$467,315	$463,238	$440,582	$419,995	$432,830
Interest-bearing	1,542,680	1,508,251	1,560,703	1,456,804	1,435,400
Total deposits	2,009,995	1,971,489	2,001,285	1,876,799	1,868,230
Short-term borrowings	164,150	152,150		82,700	109,000
Long-term debt	32,250	32,733	52,509	52,980	37,446
Accrued interest payable	1,336	1,277	1,461	1,058	878
Other liabilities	29,978	18,668	21,277	19,146	17,821
Total liabilities	2,237,709	2,176,317	2,076,532	2,032,683	2,033,375
Stockholders’ equity:
Common stock	14,670	14,777	14,778	14,798	14,798
Capital surplus	133,159	135,251	135,106	135,384	135,393
Retained earnings	154,806	152,187	149,740	145,106	140,478
Accumulated other comprehensive loss	3,428	(3,205)	(3,457)	(3,705)	(6,100)
Total stockholders’ equity	306,063	299,010	296,167	291,583	284,569
Total liabilities and stockholders’ equity	$2,543,772	$2,475,327	$2,372,699	$2,324,266	$2,317,944

Peoples Financial Services Corp.

Consolidated Balance Sheets

(In thousands)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
Average quarterly balances	2020	2019	2019	2019	2019
Assets:
Loans, net:
Taxable	$1,830,455	$1,766,373	$1,729,741	$1,707,730	$1,701,737
Tax-exempt	135,260	134,040	135,580	142,310	144,119
Total loans, net	1,965,715	1,900,413	1,865,321	1,850,040	1,845,856
Investments:
Taxable	267,179	231,079	200,444	189,265	185,696
Tax-exempt	49,046	67,208	70,381	82,565	90,961
Total investments	316,225	298,287	270,825	271,830	276,657
Interest-bearing balances with banks	8,263	5,317	5,006	2,554	1,028
Federal funds sold		9,629	14,267
Total interest-bearing assets	2,290,203	2,213,646	2,155,419	2,124,424	2,123,541
Other assets	193,507	192,121	193,041	190,583	187,537
Total assets	$2,483,710	$2,405,767	$2,348,460	$2,315,007	$2,311,078
Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$1,524,265	$1,549,978	$1,521,047	$1,449,665	$1,445,861
Noninterest-bearing	462,508	459,248	445,238	426,791	406,733
Total deposits	1,986,773	2,009,226	1,966,285	1,876,456	1,852,594
Short-term borrowings	142,121	30,018	12,563	88,792	121,954
Long-term debt	32,477	48,468	52,731	41,948	37,663
Other liabilities	21,096	19,452	22,900	20,773	17,977
Total liabilities	2,182,467	2,107,164	2,054,479	2,027,969	2,030,188
Stockholders’ equity	301,243	298,603	293,981	287,038	280,890
Total liabilities and stockholders’ equity	$2,483,710	$2,405,767	$2,348,460	$2,315,007	$2,311,078

Peoples Financial Services Corp.

Asset Quality Data

(In thousands)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
	2020	2019	2019	2019	2019
At quarter end
Nonperforming assets:
Nonaccrual/restructured loans	$10,760	$9,699	$10,657	$11,926	$12,803
Accruing loans past due 90 days or more	423	378	387	341	829
Foreclosed assets	903	450	485	408	360
Total nonperforming assets	$12,086	$10,527	$11,529	$12,675	$13,992

Three months ended
Allowance for loan losses:
Beginning balance	$22,677	$22,392	$21,930	$22,105	$21,379
Charge-offs	798	3,809	308	576	374
Recoveries	307	94	70	51	50
Provision for loan losses	3,500	4,000	700	350	1,050
Ending balance	$25,686	$22,677	$22,392	$21,930	$22,105

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures

(In thousands, except share and per share data)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
Three months ended	2020	2019	2019	2019	2019
Core net income per share:
Net income GAAP	$5,281	$5,032	$7,148	$7,144	$6,412
Adjustments:
Less: (gain) loss on investment securities	(144)	(126)	(14)	(14)	(1)
Add: (gain) loss on investment securities tax adjustment	(30)	(26)	(3)	(3)
Net income Core	$5,167	$4,932	$7,137	$7,133	$6,411
Average common shares outstanding	7,379,438	7,388,488	7,394,992	7,399,302	7,399,054
Core net income per share	$0.70	$0.67	$0.97	$0.96	$0.87
Tangible book value:
Total stockholders’ equity	$306,063	$299,010	$296,167	$291,583	$284,569
Less: Goodwill	63,370	63,370	63,370	63,370	63,370
Less: Other intangible assets, net	1,411	1,565	1,738	1,921	2,104
Total tangible stockholders’ equity	$241,282	$234,075	$231,059	$226,292	$219,095
Common shares outstanding	7,343,240	7,388,480	7,388,759	7,399,078	7,399,054
Tangible book value per share	$32.86	$31.68	$31.27	$30.58	$29.61
Core return on average stockholders’ equity:
Net income GAAP	$5,281	$5,032	$7,148	$7,144	$6,412
Adjustments:
Less: (gain) loss on investment securities	(144)	(126)	(14)	(14)	(1)
Add: (gain) loss on investment securities tax adjustment	(30)	(26)	(3)	(3)
Net income Core	$5,167	$4,932	$7,137	$7,133	$6,411
Average stockholders’ equity	$301,243	$298,603	$293,981	$287,038	$280,890
Core return on average stockholders’ equity	6.90%	6.55%	9.63%	9.97%	9.26%
Return on average tangible equity:
Net income GAAP	$5,281	$5,032	$7,148	$7,144	$6,412
Average stockholders’ equity	$301,243	$298,603	$293,981	$287,038	$280,890
Less: average intangibles	64,879	65,022	65,200	65,406	65,570
Average tangible stockholders’ equity	$236,364	$233,581	$228,781	$221,632	$215,320
Return on average tangible stockholders’ equity	8.99%	8.55%	12.40%	12.93%	12.08%
Core return on average tangible stockholders’ equity:
Net income GAAP	$5,281	$5,032	$7,148	$7,144	$6,412
Adjustments:
Less: (gain) loss on investment securities	(144)	(126)	(14)	(14)	(1)
Add: (gain) loss on investment securities tax adjustment	(30)	(26)	(3)	(3)
Net income Core	$5,167	$4,932	$7,137	$7,133	$6,411
Average stockholders’ equity	$301,243	$298,603	$293,981	$287,038	$280,890
Less: average intangibles	64,879	65,022	65,200	65,406	65,570
Average tangible stockholders’ equity	$236,364	$233,581	$228,781	$221,632	$215,320
Core return on average tangible stockholders’ equity	8.79%	8.38%	12.38%	12.91%	12.08%
Core return on average assets:
Net income GAAP	$5,281	$5,032	$7,148	$7,144	$6,412
Adjustments:
Less: (gain) loss on investment securities	(144)	(126)	(14)	(14)	(1)
Add: (gain) loss on investment securities tax adjustment	(30)	(26)	(3)	(3)
Net income Core	$5,167	$4,932	$7,137	$7,133	$6,411
Average assets	$2,483,710	$2,405,767	$2,348,460	$2,315,007	$2,311,078
Core return on average assets	0.84%	0.81%	1.21%	1.24%	1.13%

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures

(In thousands, except share and per share data)

	Mar 31	Mar 31
Three Months Ended	2020	2019
Core net income per share:
Net income GAAP	$5,281	$6,412
Adjustments:
Less: Gain on investment securities	(144)	(1)
Add: Gain on investment securities tax adjustment	(30)
Net income Core	$5,167	$6,411
Average common shares outstanding	7,379,438	7,399,054
Core net income per share	$0.70	$0.87